Exhibit 5.2

                       [Letterhead of Sun International]

                                                               November 25, 1997

                       Registration Statement on Form F-3

Ladies and Gentlemen:

            This opinion is being provided to you by the undersigned, as Associate General Counsel of Sun International Hotels Limited (the "Issuer") and as General Counsel of the corporations listed on Annex A hereto (collectively, the "Bahamian Guarantors"). I have acted as counsel to the Issuer and the Bahamian Guarantors in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form F-3 the "Registration Statement"), and the prospectus included therein (the "Prospectus"), relating to (i) the registration by the Issuer and Sun International North America, Inc. ("SINA"), as joint and several obligors, of $300,000,000 in the aggregate of debt securities (the "Debt Securities") representing unsecured obligations of the Issuer and SINA, (ii) the registration by the Bahamian Guarantors of certain guarantees (the "Guarantees") of the Debt Securities and (iii) the registration by other certain guarantors of certain guarantees of the Debt Securities, in each of cases (i) - (iii), to be issued pursuant to a Trust Indenture (the "Indenture") between the Issuer, SINA, the guarantors named therein and a trustee (the "Trustee") to be named in a prospectus supplement relating to the Debt Securities.

            In so acting, I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. My opinion assumes that the definitive Indenture will be in substantially the form filed as an Exhibit to the Registration Statement.

            Based upon the foregoing, I am of the following opinion:

            1. When the Indenture has been duly authorized, executed and delivered by the Issuer, SINA, the guarantors named therein and the Trustee, and the Debt
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      Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating to the Debt Securities and in accordance with the Indenture, assuming the terms of such Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuer or SINA and so as to comply with any requirement imposed by any court or governmental body having jurisdiction over the Issuer or SINA, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Issuer in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity.

            2. With respect to each Guarantee, when the Indenture has been duly authorized, executed and delivered by the Issuer, SINA, the guarantors named therein and the Trustee, and such Guarantee has been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating to such Guarantee and in accordance with the Indenture, assuming the terms of such Guarantee have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Bahamanian Guarantor issuing such Guarantee and so as to comply with any requirement imposed by any court or governmental body having jurisdiction over such Bahamian Guarantor, such Guarantee will be validly issued and will constitute a valid and binding obligation of such Bahamian Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity.

            The opinions expressed above are limited to the laws of the Commonwealth of the Bahamas.

            I hereby consent to the filing of this opinion as an exhibit to the Registration Statement (and any amendments thereto) and to the use of my name under the captions "Enforceability of Civil Liabilities" and "Legal Matters" in the Prospectus. In giving such consent, I do not thereby
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concede that I am within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                                Very truly yours,

                                                /s/ Giselle M. Pyfrom

                                                Giselle M. Pyfrom
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                                                                         Annex A


Bahamian Guarantors
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Sun International Bahamas Limited

Paradise Acquisitions Limited

Paradise Island Limited

Paradise Enterprises Limited

Island Hotel Company Limited

Paradise Beach Inn Limited